MIVA, Inc.	Press Release

MIVA U.S. Contact:	Investor Contact:
Michelle Craft	Peter Weinberg
(239) 561-7229, ext. 4455	(239) 561-7229, ext. 5512
michelle.craft@miva.com	peter.weinberg@miva.com

MIVA, INC., UNIFIES FINDWHAT.COM, ESPOTTING,
COMET SYSTEMS AND MIVA CORPORATION UNDER ONE BRAND

Company Also Announces Expanded Product Offerings and Enhanced Features for
Advertisers, Publisher Partners and Small-to-Medium-Sized Businesses

FORT MYERS, Fla., LONDON, NEW YORK – June 13, 2005 – MIVA, Inc. (NASDAQ: MIVA) the largest independent Performance Marketing Network in the world, today announced the launch of its new website – www.miva.com. MIVA, Inc., which previously operated as FindWhat.com, Inc., Espotting, Comet Systems and Miva Corporation, also introduced various new products and features.

MIVA is dedicated exclusively to helping businesses grow by delivering qualified leads to advertisers, increasing revenue for publisher partners, facilitating commerce for online merchants and providing relevant information to Internet users.

The Company’s ticker symbol has changed to MIVA effective today, June 13, 2005; NASDAQ: FWHT inquiries will be redirected to NASDAQ: MIVA.

“MIVA leverages all our global assets to benefit our customers. We are now one brand with one mission: to help businesses grow,” said Craig Pisaris-Henderson, chairman and chief executive officer of MIVA. “For the more than 100,000 businesses with which we have relationships, the value of MIVA is truly greater than the sum of its parts.”

MIVA’s redesigned website offers its customers access to the information and support they need to take full advantage of the performance marketing services MIVA offers. The primary domain for the Company, www.miva.com, is available for all its customers around the world with versions for the U.S., the U.K., Germany, France, Spain and Italy.

The new MIVA website is organized in three client-facing sections – Advertiser Solutions helps businesses grow their customer base through performance marketing services such as Pay-Per-Click and Pay-Per-Call; Partner Solutions helps publisher partners monetize their web traffic; and Small Business Solutions provides intuitive tools to help small-to-medium sized enterprises transact online with a focus towards ROI.

The new advertising solutions introduced today include a totally redesigned Account Setup and Ad Center: AutobidTM optimizes keyword positioning to maximize traffic, while minimizing investment. BidOptimizerTM changes bids to a desired position. AdAnalyzerTM tracks the actual ROI of advertising investments, and, AutoReplenishTM ensures uninterrupted traffic to advertiser websites.

For its publishing partners, MIVA is introducing a custom tool bar and new expandable banners, enabling online publishers to attract new users and capitalize on their web real estate with one of the industry’s widest suite of monetization products. In Europe, MIVA is launching its Private Label Solution for large corporations seeking a customized performance advertising solution under their own brand.

“MIVA’s robust offerings reflect our commitment to five core values – independence, growth, service, customization and value,” said Seb Bishop, chief marketing officer. “We do not believe in a ‘one size fits all’ solution for our distribution partners so we offer the widest choice of monetization products. Our aim is to increase the ‘value per page’ of our partners’ websites.”

About MIVA®, Inc.

MIVA is the largest independent Performance Marketing Network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with millions of sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company has relationships with more than 100,000 customers, spanning North America, Europe and Asia.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) our ability to successfully develop a new brand image, (2) our ability to successfully execute upon our corporate strategies, (3) our ability to integrate our recent acquisitions with our other operations, and (4) our ability to develop and successfully market new products and services. Additional key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004, and the most recently filed quarterly report on Form 10-Q. MIVA (formerly FindWhat.com) undertakes no obligation to update the information contained herein.

®Registered trademark of MIVA, Inc.

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